        Exhibit 99

Form 4 Joint Filer Information

Name:		Latterell Capital Management, LLC

Address:		Attn: Patrick F. Latterell
One Embarcadero Center, Suite 4050
San Francisco, CA 94111

Designated Filer:		Latterell Venture Partners, LP

Issuer & Tickler Symbol:		XTENT, Inc. (XTNT)

Date of Event
Requiring Statement:		February 6, 2007

Signature:	By:	/s/ Patrick F. Latterell
Patrick F. Latterell, Managing Member